Exhibit 10

SETTLEMENT AGREEMENT

This Settlement Agreement and Mutual Release of Claims (this “Settlement Agreement”) is made and entered into on August 6, 2015 (“Effective Date”), by and between Stamps.com Inc. (“Stamps.com”), Auctane, LLC d/b/a ShipStation (“Auctane”), Interapptive, Inc. d/b/a ShipWorks (“ShipWorks”), Kenneth T. McBride, Jason Hodges, Nathan Jones, and Curtis Mitchell (collectively, the “Stamps.com Parties”), on one hand, and Rapid Enterprises, LLC d/b/a Express One (“Express One”) and J. Colby Clark (collectively, the “Express One Parties”), on the other hand. The foregoing entities and individuals are collectively referred to as the “Parties,” and individually as a “Party.”

RECITALS

A.       Express One asserted claims against the Stamps.com Parties in a lawsuit captioned Rapid Enterprises, LLC d/b/a Express One v. Auctane, LLC, et al., in the Third Judicial District Court, Salt Lake County, Utah, Case No. 140905615. The Stamps.com Parties denied liability on the claims, and Stamps.com and Auctane asserted counterclaims in the Utah Lawsuit against the Express One Parties (collectively, the “Utah Lawsuit”). The Express One Parties denied liability on the counterclaims.

B.        ShipWorks asserted claims against Express One in a lawsuit captioned Interapptive, Inc., d/b/a ShipWorks v. Rapid Enterprises, LLC, d/b/a Express 1, in the Circuit Court of St. Louis City, State of Missouri, Cause No. 1422-CC09871. Express One denied liability on the claims, and intends to assert counterclaims in the Missouri Lawsuit, and ShipWorks expects to deny liability on such counterclaims (collectively, the “Missouri Lawsuit”).

C.        The Parties desire to fully and completely resolve their disputes, including the Utah Lawsuit and the Missouri Lawsuit, on the terms and conditions set forth herein and in the concurrently executed Relationship Agreement.

AGREEMENT

In consideration of the foregoing Recitals, which are an integral part of this Settlement Agreement, and of the mutual covenants set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.        Payment: In exchange for Express One’s dismissal and permanent withdrawal of Express One’s tort claims against all Parties—including but not limited to its claims for breach of fiduciary duty, aiding and abetting a breach of fiduciary duty, intentional interference with prospective economic relations, misappropriation and threatened future misappropriation of trade secrets, constructive trust, conversion, fraudulent misrepresentation, fraudulent non-disclosure, fraudulent concealment, civil conspiracy, and constructive fraud—Stamps.com shall pay to Express One the sum of Ten Million Dollars ($10,000,000.00) by wire transfer delivered to XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX (the “Payment”). The Payment is due within seven (7) calendar days after the Effective Date of this Settlement Agreement.

2.        Relationship Agreement: Express One on one hand, and Stamps.com, Auctane, and ShipWorks, on the other hand, have concurrently executed a Relationship Agreement of even date herewith (the “Relationship Agreement”). The Parties acknowledge and agree that no default or breach under the Relationship Agreement shall be a breach of this Settlement Agreement.

3.        Dismissal of Utah Lawsuit and the Missouri Lawsuit with Prejudice: Within three (3) calendar days after the Payment has been made, the Parties agree to dismiss the Utah Lawsuit and the Missouri Lawsuit with prejudice with each Party to bear its own attorneys’ fees and costs. To this end, the Parties agree to direct their respective counsel to execute a Stipulation of Dismissal with Prejudice and to approve the form of a proposed Order of Dismissal with Prejudice in the Utah Lawsuit and the Missouri Lawsuit. The form of Stipulation of Dismissal and proposed Order of Dismissal for the Utah Lawsuit and the Missouri Lawsuit are attached hereto as Exhibit 1 and are expressly incorporated into this Settlement Agreement by this reference.

4.        Ownership of Technology:

(a) As between the Parties, Express One shall own all right, title, and interest in the Express One Technology. The "Express One Technology" is defined for purposes of this Settlement Agreement as set forth on Exhibit 2, and includes in its definition the technology that has sometimes been referred to as the “Admin Center” in the Utah Lawsuit. Notwithstanding the foregoing, nothing in this Settlement Agreement shall be construed to prohibit any Party from developing, creating, using or marketing any software similar to the Express One Technology, the technology used by any of the Stamps.com Parties, or any other technology, or from owning such software once developed or created.

(b) As between the Parties, except for the Express One Technology, Auctane, ShipWorks, Stamps.com and any entity owned or controlled by Stamps.com as of the Effective Date shall own all right, title and interest in all intellectual property that is branded under their respective names, including, without limitation, www.shipstation.com, all technology related to Auctane products and services (including the technology that has sometimes been referred to as the “Shipstation Software” in the Utah Lawsuit), all technology related to ShipWorks products and services, and all other intellectual property of Stamps.com, Auctane or ShipWorks. The Express One Parties hereby expressly waive, abandon and shall never assert any claim of ownership or other interest whatsoever in www.shipstation.com and any and all software related to all products and services offered by the Platform Parties, including but not limited to, such claims of ownership asserted in the Utah Lawsuit. The Stamps.com Parties hereby expressly waive, abandon and shall never assert any claim of ownership or other interest whatsoever in E1ship.com or the Express One Technology or any and all software related to all products and services offered by Express One.

(c) As between the Parties as of the Effective Date, except as provided herein with respect to the Express One Technology, the Stamps.com Parties shall own all intellectual property that exists as of the date hereof that relates to or was the subject of the Utah Lawsuit or the Missouri Lawsuit, including, without limitation, any e-commerce software and technology or shipping software and technology. The Stamps.com Parties shall also own all right, title, and interest to any intellectual property conceived and developed by the Stamps.com Parties, even if such intellectual property is similar to, or derivative of, the Express One Technology.

5.        Mutual Releases: As further consideration hereunder, as of the Effective Date of this Settlement Agreement and except for the obligations set forth in this Settlement Agreement and the Relationship Agreement, the Parties hereby completely release, acquit, and forever discharge one another, and their respective owners, officers, directors, shareholders, members, managers, representatives, employees, lawyers, agents, assigns, actual and potential investors, parent companies and subsidiary companies, from and against any and all claims (including those in law or equity), demands, rights, obligations, debts, expenses, liabilities, defenses, or causes of action, whether or not alleged, recited, described, or currently asserted, whether known or unknown, fixed or contingent, that were or may have been asserted concerning the same, from the beginning of time through the Effective Date, including but not limited to, those that arise out of, concern, or relate to the Utah Lawsuit and the Missouri Lawsuit or the facts alleged therein. The Parties hereby waive the benefits of any law of California or Utah or any other state of the United States which provides that a general release does not extend to claims which the Party does not know or expect to exist in its favor at the time of executing the release, which if known to him may have materially affected the settlement. It is the intention of the Parties to forever discharge and release all known and unknown claims.

IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT A PORTION OF THE CONSIDERATION BEING GIVEN UNDER THIS SETTLEMENT AGREEMENT IS IN CONSIDERATION FOR THE RELEASE OF CLAIMS AND INJURIES THE NATURE, EXTENT AND AMOUNT OF WHICH ARE NOT, AND DESPITE REASONABLE DILIGENCE COULD NOT NOW BE KNOWN AND THAT ANY PRINCIPLE OR RULE OF LAW TO THE CONTRARY, THE INTENT AND AGREEMENT OF THE PARTIES IS THAT ANY AND ALL UNKNOWN CLAIMS ARE AND SHALL BE RELEASED BY VIRTUE OF THE FOREGOING PROVISIONS OF THIS SETTLEMENT AGREEMENT.

6.        Confidentiality and Non-Disparagement:

(a) The terms of this Settlement Agreement (but not the existence of the Agreement) and the communications, discussions and negotiations of this Settlement Agreement shall be regarded as “Confidential Information.” The Parties agree that they shall not disclose any of the terms of this Settlement Agreement without the prior written consent of the other Party; provided, however, that without prior written consent from any Party and notwithstanding the terms of that certain Mutual Nondisclosure Agreement, dated July 31, 2015, entered into by and between Stamps.com and Express One (the “NDA”), (i) Stamps.com may make disclosures of the terms of this Settlement Agreement to the SEC (pursuant to publicly available securities filings), (ii) Stamps.com may make other public disclosures related to this Settlement Agreement as Stamps.com reasonably deems commercially necessary; (iii) each Party may disclose the terms of this Settlement Agreement to such Party’s fiduciary professionals, including its auditors, accountants, attorneys, insurance companies, lenders and to a potential purchaser of all or substantially all of the assets of the Party by acquisition, merger, or other transfer, and each such disclosing Party shall ensure that the terms of this Settlement Agreement remain confidential in accordance with this Section 6 with such fiduciary professionals; (iv) each Party may disclose this Settlement Agreement and its terms to lawyers and retained expert witnesses in any litigation in which that Party becomes involved for use subject to any pending protective order after providing written notice to the other Party of that disclosure; and (v) each Party may disclose this Settlement Agreement and its terms as required by (A) law, (B) a written, formal governmental agency request, or (C) a court of competent jurisdiction, to be disclosed by the receiving party, provided that the disclosing Party gives the other Party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure. Notwithstanding the foregoing, the Parties also agree that any Party may make the following statement (or statement substantially similar) about this Settlement Agreement: “Stamps.com and Express One entered into a settlement agreement that resolves all disputes between the parties. Stamps.com agreed to pay Express One $10,000,000 in exchange for Express One’s dismissal and permanent withdrawal of Express One’s tort claims.  In addition, the parties agreed to continue their business relationship going forward.” In addition, nothing herein shall restrict the Parties from making customary business statements to third parties about positively working together.

(b) The Parties shall not make any statements by any means, whether written, oral, or electronic, of a disparaging nature about any other Party to any third parties, specifically including, but not limited to, any customer of any Party. For purposes of this Settlement Agreement, a statement of a disparaging nature is any statement that criticizes, detracts from, or calls into question either Party’s character, reputation, conduct, or business practices, it being understood that the Parties are (i) not responsible for statements by any person who is not an officer of director of such Party, unless such person has been authorized by an officer or director to make the statement and (ii) not prohibited from making routine competitive statements consistent with commercial practices in the industry. The Parties agree that statements allowed above under Section 6(a) shall not be deemed a statement of a disparaging nature. Nothing in this Section 6(b) shall prohibit truthful statements pursuant to subpoena, court order or similar legal process or government request.  Under no circumstances shall a breach of this Section 6(b) give rise to a remedy of rescission or abrogation of any part of this Settlement Agreement, the sole remedies for any such breach being injunction to prohibit such breach or damages related specifically to such breach.  Prior to commencing any complaint related to this Section 6(b), the aggrieved party shall request a retraction or other appropriate response.

7.        Entire Agreement Supersedes All Prior Agreements: This Settlement Agreement and the Relationship Agreement (collectively, the “Entire Agreement”) constitute the entire agreement between the Parties with respect to the subject matter contained herein and contained in the Entire Agreement, and there are no covenants, terms, conditions, or inducements, express or implied, other than as set forth or referred to in the Entire Agreement. The Entire Agreement supersedes any and all prior agreements between the Parties relating to all or part of the subject matter of the Entire Agreement, including but not limited to, the April 30, 2012 Non-Disclosure Agreement entered between Express One and Curtis Mitchell, and the Prior Agreements (as defined in the Relationship Agreement); provided, however, that the Entire Agreement does not supersede the NDA or that certain Stamps.com Web-Based API License Agreement, dated June 30, 2009, entered into by and between Stamps.com and Express One.

8.        Multiple Counterparts: This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but when taken together shall constitute one and the same agreement. Facsimile and photocopy signatures, including those delivered electronically in .pdf format, shall be binding and effective and shall have the same force and effect as original signatures.

9.        Authority: Stamps.com, Shipstation, Shipworks, and Express One each represent and warrant that it has duly authorized this Settlement Agreement, the Relationship Agreement and the transactions contemplated hereby and thereby and that it has all requisite power and authority to consummate such transactions. Each person who signs this Settlement Agreement on behalf of any Party to the Settlement Agreement represents that he or she has been duly authorized by that Party to enter into this Settlement Agreement and to bind the Party.

10.     Review by Counsel: The Parties acknowledge that they have had the benefit of counsel, or had the opportunity to obtain the benefit of counsel. Accordingly, this Settlement Agreement shall be construed fairly as to all Parties, and it shall not be construed for or against any Party on the basis that such Party participated in drafting it.

11.     Assignment/Agreement Binding on Successors in Interest: The Parties affirmatively represent that they have not assigned or otherwise transferred any interest, rights, causes of action, or claims they have, may have, or could have arising out of, concerning, or relating to this Settlement Agreement, the Utah Lawsuit and the Missouri Lawsuit, or the facts alleged therein, or to any defenses or counterclaims that might have been brought therein, and will not make any such assignment or transfer prior to fully executing this Settlement Agreement. The Parties further agree that this Settlement Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors, legal representatives, and assigns.

12.     No Admissions: Nothing in this Settlement Agreement or the fact of settlement reflects, or should be taken to reflect, an acknowledgement by the Parties of any fault, wrongdoing, or liability, which alleged fault, wrongdoing, or liability is expressly denied by the Parties.

13.     Validity: If any portion of this Settlement Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable, and carried into effect, unless to do so would clearly violate the present legal and valid intention of the Parties.

14.     Modification: This Settlement Agreement may not be altered, modified, amended, or changed, in whole or in part, except by a writing executed by the Parties.

15.     Headings: The Parties agree that the paragraph headings in this Settlement Agreement are for convenience only and that they are not to be construed as limiting, expanding, or defining the rights of the Parties to this Settlement Agreement.

16.     Governing Law, Jurisdiction, and Venue: The Parties agree that this Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding its choice of law rules. Personal jurisdiction and venue for any dispute arising out of, concerning, or relating to this Settlement Agreement are proper in the state and federal district courts in and for the State of Nevada, with the state and federal courts in the city of Las Vegas being the sole and exclusive forum for resolution of any such dispute.

17.      Attorney Fees: In any dispute concerning the enforcement of this Settlement Agreement, or any rights hereunder, the prevailing Party shall be awarded its reasonable costs and attorney fees.

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IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement effective as of the date first set forth above.

STAMPS.COM INC.

By:
Printed Name:
Title:

AUCTANE, LLC, D/B/A SHIPSTATION

By:
Printed Name:
Title:

INTERAPPTIVE, INC., D/B/A SHIPWORKS

By:
Printed Name:
Title:

KENNETH T. MCBRIDE

NATHAN JONES

JASON HODGES

CURTIS MITCHELL

RAPID ENTERPRISES, LLC D/B/A EXPRESS ONE

By:
Printed Name:
Title:

J. COLBY CLARK